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                                 EXHIBIT 10.36.


         SUPPLEMENTAL AGREEMENT, dated as of October 31, 1994, between ICN Pharmaceuticals, Inc. a Delaware corporation with principal offices at 3300 Hyland Avenue, Costa Mesa, California 92626, United States of America ("ICN"), ICN Merger Corp., a Delaware corporation whose principal office is at 3300 Hyland Ave., Costa Mesa, California 92626, United States of America ("New ICN"), and Ansbacher (Guernsey) Limited (formerly Ansbacher [C.I.] Limited) whose registered office is at La Plaiderie, St. Peter Port, Guernsey ("the Trustee"), as trustee for Xr Capital Holding a Guernsey trust (the "Trust").

         WHEREAS, on September 17, 1986, pursuant to a bond issue agreement ("the Bond Issue Agreement") of the same date between ICN and the Trustee, the Trustee purchased 14 series of Zero Coupon Swiss Franc Bonds due each February 5, 1988 through 2001 (the "Bonds") issued by ICN;

         WHEREAS, on the date hereof, the aggregate future payments of the Bonds through maturity would be SFr. 26,188,312.50;

         WHEREAS, ICN and certain affiliates of ICN will be merged into New ICN (the "Merger") pursuant to that certain Agreement and Plan of Merger, dated August 1, 1994 among New ICN, ICN, SPI Pharmaceuticals, Inc., ICN Biomedicals, Inc. and Viratek, Inc., as amended;

         WHEREAS, New ICN will be the surviving corporation of the Merger and, upon the effectiveness thereof, New ICN will change its name to ICN Pharmaceuticals, Inc.;

         WHEREAS, pursuant to the terms and conditions of the Bonds set forth on the reverse of the Bonds ("the Terms of the Bonds"), 50% or more of the holders of the Bonds may declare the Bonds then outstanding due and payable in the event of a merger of ICN into another corporation unless the surviving corporation expressly assumes all obligations of ICN under the Bonds by supplemental agreement reasonably satisfactory to such holder or holders of the Bonds; and

         WHEREAS, New ICN desires to assume all obligations of ICN under the Terms of the Bonds, the Bond Issue Agreement and the Xr Capital Holding Trust Instrument, dated October 16, 1986 (the "Trust Instrument"), between ICN and the Trustee;

         NOW THEREFORE, in consideration of the premises herein set forth and in order to comply with the terms of the Bonds the parties hereto agree as follows:

         1. Assumption. In satisfaction of the requirements of Section 9(f) of the Terms of the Bonds and in consideration of the respective obligations undertaken herein, New ICN hereby expressly and unconditionally agrees to have the rights and assumes any and all obligations of ICN under the Terms of the Bonds, the Bond Issue Agreement and the Trust Instrument as though New ICN had been an original party to the Bond Issue Agreement and Trust Instrument in place of ICN and New ICN and the Trustee shall assume obligations towards each other in all respects as though New ICN had been a party thereto.

         2. Release. The Trustee shall release ICN from its obligation to the Trustee under the Terms of the Bonds, the Bond Issue Agreement, and the Trust Instrument and ICN shall release the Trustee from its obligations to ICN thereunder and the Trustee and ICN shall each be released from further obligations to the other thereunder and their respective rights against each other shall be discharged.

         3. Confirmation. The Terms of the Bonds, the Bond Issue Agreement and the Trust Instrument (mutatis mutandis) are in all respects confirmed and preserved.

         4. Effectiveness. Subject to clause 5 hereof, this Agreement shall become effective immediately upon the filing of the Certificate of Merger evidencing the Merger with the Secretary of State of the State of Delaware ("the Merger Date").


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         5. Conditions Precedent.  This Agreement shall be conditional upon there having been delivered to the Trustee on or prior to the Merger Date in agreed form an opinion from US counsel licensed to practice in the State of Delaware Richards, Layton & Finger relating to the Merger and such other resolutions, consents, authorities, agreements and documents relating to this Agreement as the Trustee may reasonably require.

         6. Counterparts. This Supplemental Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         7. Governing Law. This Supplemental Agreement shall be construed in accordance with and governed by the laws of Guernsey and the parties hereby irrevocably submit to the nonexclusive jurisdiction of the Royal Court of Guernsey.


         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed, as of the date and year first above written.


                                      ICN MERGER CORP.


                                      By:
                                         --------------------------------------
                                            Name:    John E. Giordani
                                            Title:   Director and Vice President


                                      ANSBACHER (GUERNSEY) LIMITED,
                                      as trustee for Xr Capital Holding


                                      By:
                                         --------------------------------------


                                      ICN PHARMACEUTICALS, INC.


                                      By:
                                         --------------------------------------


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